Exhibit 99.5

TENDER FOR
ALL OUTSTANDING
9.50% SENIOR SECURED NOTES DUE DECEMBER 15, 2016
IN EXCHANGE FOR
9.50% SENIOR SECURED NOTES DUE DECEMBER 15, 2016
OF
MCJUNKIN RED MAN CORPORATION

To Registered Holders:

We are enclosing herewith the material listed below relating to the offer (the “Exchange Offer”) by McJunkin Red Man Corporation (the “Company”) to exchange up to $1,050,000,000 principal amount of its 9.50% Senior Secured Notes due December 15, 2016 (the ‘‘Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $1,050,000,000 principal amount of its issued and outstanding 9.50% Senior Secured Notes due December 15, 2016 (the “Outstanding Notes”), upon the terms and subject to the conditions set forth in the Prospectus, dated          , 2011, and the related Letter of Transmittal.

Enclosed herewith are copies of the following documents:

1. Prospectus dated          , 2011;

2. Letter of Transmittal;

3. Notice of Guaranteed Delivery;

4. Instruction to Registered Holder from Beneficial Owner; and

5. Letter which may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such clients’ instruction with regard to the Exchange Offer.

WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2011, UNLESS EXTENDED.

The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) the holder of Outstanding Notes or any such other person is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, and (iii) neither the holder nor any such other person is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act, or, if such holder or any such other person is such an “affiliate,” that such holder or any such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act) that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes issued in the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of the Outstanding Notes for you to make the foregoing representations.

The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange

Offer. Holders who tender their Outstanding Notes for Exchange Notes will not be obligated to pay any transfer taxes in connection with the exchange, except as otherwise provided in Instruction 5 of the enclosed Letter of Transmittal.

Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, U.S. Bank National Association, in the manner set forth below.

U.S. Bank National Association
Corporate Trust Administration
Attn: Specialized Finance Department
St. Paul, Minnesota 55107-2292

Confirm by Telephone: (800) 934-6802
Delivery by Facsimile: (651) 495-8158

Very truly yours,

McJunkin Red Man Corporation

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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